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                                                                      EXHIBIT 21


                        Subsidiaries of SUN BANCORP, INC.
                        ---------------------------------


     The following table sets forth the subsidiaries of the Registrant at December 31, 2000.

            Name                               Organized Under the Laws of
            ----                               ---------------------------
     Sun Bank                                   The State of Pennsylvania
        Selinsgrove, PA
        Wholly Owned

     SUN Life Insurance Company                 The State of Arizona
        Phoenix, AZ
        Wholly Owned

     Sun Abstract and Settlement Services       The State of Pennsylvania
        Selinsgrove, PA
        Seventy-Five Percent Owned